EXHIBIT 10.4

         THIS AGREEMENT, made effective 1st day of January, 1998, by and between HENRY C. BABB, JR. (hereinafter "Executive"), and STANDARD COMMERCIAL CORPORATION, a North Carolina corporation with principal offices in Wilson, North Carolina (hereinafter "Company").


                                    RECITALS:

         WHEREAS, Company is primarily engaged in the business of purchasing, processing and selling tobacco and wool at wholesale internationally and within the United States of America, and

         WHEREAS,   the  Company  and  the  Executive   desire  to  provide  for
Executive's continued employment with Company as an executive, and

         WHEREAS, Company is willing to employ the Executive and the Executive is willing to accept such employment upon the terms and conditions set forth herein.

         NOW THEREFORE, the parties hereby agree as follows:

Section One - Employment of Executive/Duties

         A. The Company hereby employs the Executive and the Executive agrees to be employed by the Company in the capacity of Vice President, Secretary & General Counsel, subject to the terms and conditions set forth herein. The Executive will report to the President and CEO.

         B. The Executive shall be responsible for keeping the corporate records and provide legal counsel to the CEO and Board. The Executive is responsible for all legal matters of the Corporation and will be responsible for co-ordinating the work of the corporation's external counsel. This position is responsible for keeping the official records of the corporation, including the minutes of all board meetings and is responsible for maintaining all compliance, SEC and other regulatory filings.

         C. The Executive shall devote his time, skill, attention and best efforts to the business of the Company. Such time of the Executive shall be devoted as shall be reasonably required to promote and protect the best interest of the Company. The Executive may serve as a director of or consultant to other corporations only to the extent that such duties are known to and approved by the CEO. The Executive shall not be restricted in making personal investments unless they are prohibited under this Agreement or otherwise or they may detract from the time and attention devoted to the business of the Company.

         D. The Executive shall perform his employment duties at the principal executive offices of the Company which are presently located in Wilson, North Carolina.

The Executive shall not be required to relocate his residence during the term of this Agreement. The Executive agrees that he will be required from time to time to travel on behalf of Company to meet with customers, attorneys, accountants or conduct such other business activity necessary to the conduct of the Company's business or that of its affiliates and subsidiaries.

Section Two - Compensation

         A. The Company shall pay Executive an Annual Base Salary at the rate of two hundred twenty five thousand no/100ths Dollars ($225,000.00) per year, payable in equal monthly installments unless the Company sets a different periodic basis for payment of salaries, less deductions authorized by law. The Company shall review the Executive's salary annually.

         B. Executive shall be entitled to participate in the fringe benefit program which the Company may establish and modify from time to time for the benefit of all its executive and management employees, including, but not limited to, health insurance, disability insurance, qualified stock option plans, non-qualified stock option plans, qualified retirement plans, non-qualified retirement plans, life insurance plans and executive incentive compensation plans, provided that benefits shall not be duplicated for any specific benefit afforded Executive under the terms of this Agreement.

Section Three - Vacation and Sick Leave

         A. During the term of his employment hereunder, the Executive shall be entitled to and receive as an additional benefit annual vacation leave of four
(4) weeks per year, during which time his compensation shall be paid in full. Such vacation shall be taken by the Executive at such times as may be reasonably mutually agreed upon by the Executive and the Company. Earned vacations not taken in a calendar year may be accrued and carried forward to the following calendar year, or for such longer period, if any, as shall be consistent with the vacation policy of the Company for its executive officers. Any unused vacation leave existing at the time the Executive ceases to be employed by the Company shall be paid to him in cash at his then current Annual Base Salary.

         B. The Executive shall also be eligible for, and receive as an additional benefit, annual sick leave in accordance with the then existing rules and regulations adopted and modified by the Company from time to time for its executive officers.

Section Four - Restrictive Covenants and Confidentiality of Customer Lists and
               Trade Secrets

         A. The Executive agrees that during the term of his employment and permanently following termination of such employment for any reason whatsoever, he will not disclose to any person, firm, association, partnership, entity or corporation, other than in discharge of his duties hereunder or pursuant to order of court, any governmental agency of the body, or at request of Company, any information the disclosure of which is adverse to the business of the Company, including such information related to: (1) the business operations or internal structure of Company; (2) the customers of Company; (3) the financial condition of Company; and (4) other information including but not limited to trade secrets, technical data, sales figures and forecast, marketing analysis and studies, customer and price lists, including any and all of the foregoing confidential information of any affiliates or subsidiaries of Company. All papers and records of every kind, including all memoranda, lists, tapes, notes, sketches, designs, plans, data and other documents, whether made by Executive or not, relating to the business and affairs of the Company, its successors, affiliates and subsidiaries or to any business or field of investigation of Company which shall at any time come into possession or control of the Executive, shall be surrendered to the Company, at the Company's expense, upon written request received while either Executive is in the employ of the Company or after such employment shall have ceased.

Section Five - Change of Control

         Should there be a change in control of the Company either through a sale of its stock or through a sale of its assets and the acquirer of control does not offer the Executive employment acceptable to him, the Company shall pay to the Executive a sum equal to two (2) years' salary based on Executive's then Annual Base Salary. In addition, the Executive shall also be entitled to receive at such time in one lump sum such portion of his Annual Base Salary earned prior to date of such termination but then unpaid.

Section Six - Termination

         A. The Company may at any time terminate this Agreement for cause. For this purpose "cause" is defined to mean that Executive has (i) been guilty of serious neglect or misconduct in carrying out his responsibilities and obligations hereunder; or (ii) failed or refused faithfully and diligently to perform the customary duties of his employment or failed to adhere to the provisions of this Agreement; or (iii) failed or refused to comply with reasonable policies, rules and regulations established from time to time by the Company's Board of Directors, any duly authorised committee thereof or the CEO, or (iv) has violated the provisions of Section 4 hereof.

         B. The Company may at any time on thirty (30) days written advance notice terminate this Agreement other than for cause, in which event the Company shall for the two (2) years immediately following such termination continue to pay to the Executive the equivalent, less deductions authorised by law, of his Annual Base Salary at the time of such termination and shall continue to provide the Executive at its cost with health and life insurance coverage equivalent to that in effect for the Executive at the time of such termination. In addition, the Executive shall also be paid in one lump sum such portion of his Annual Base Salary earned prior to such to the date of such termination but then unpaid.

Section Seven - Miscellaneous

         A. The Company shall indemnify Executive in his capacity as an executive officer of the Company consistent with and subject to the terms and conditions relating to indemnification contained in the Articles of Incorporation and Bylaws of the Company. This indemnity obligation shall survive the termination of this Agreement.

         B. The Employment Agreement shall not be assignable by Executive nor shall the duties under it be delegable by Executive, and shall inure to the benefit of and be binding upon any corporate or other successors of the Company which shall acquire, directly or indirectly, by merger, consolidation or purchase or otherwise, all or substantially all of the assets of the Company, and shall otherwise be binding upon the parties hereto, and their respective heirs, executors, administrators, successors or assigns.

         C.  This  Employment   Agreement   supersedes  and  cancels  all  prior
agreements and understandings between the parties and constitutes the entire agreement between the parties.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have signed this Agreement as of the date first above written.





                                            ____________________________________
                                            Henry C. Babb, Jr.

                                            STANDARD COMMERCIAL CORPORATION

                                            By:_________________________________
                                               President & CEO